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SHAREHOLDER RECONCILIATION (COMMON SHARES)                             EXHIBIT 4
BEFORE AND AFTER MERGER OF ESI & MPI

         ESI BEFORE MERGER                       MPI BEFORE MERGER                     COMBINED AFTER THE MERGER
-------------------------------------   -----------------------------------  -------------------------------------------
NAME                 SHARES       %     NAME                 SHARES     %    Name                   SHARES           %
----                 ------    ------   ----                 ------   -----  ----                   -------        -----
John H. Picken       581561    0.1464   Michael J. Troup        336   0.082  John H. Picken          462561        0.058
Timothy Harvey       337500    0.0850   Michael J. Troup     **1862   0.434  Timothy Harvey          337500        0.043
Lykle Kuipers        510475    0.1285   Harold Faske            124   0.033  Lykle Kuipers           260475        0.033
Jack Powell          517764    0.1304   Robert Moody             19   0.006  Jack Powell             492799        0.062
Michael Moinichen    337500    0.0850   David Walbert           171   0.047  Michael Moinichen       337500        0.043
James T. Nordvik      75000    0.0189   Simray                  350   0.097  James T. Nordvik         75000        0.009
Wallace Norman       337500    0.0850   Harry Gelbard          *237   0.058  Wallace Norman          337500        0.043
Norman Olson         337500    0.0850   John Kelleter          *237   0.058  Norman Olson            337500        0.043
David Paul           337500    0.0850   Performance Finance    *282   0.069  David Paul              337500        0.043
Albert Peterson         675    0.0002   Victor Baldescu        *237   0.058  Albert Peterson            675        0.000
Art Price               675    0.0002   Mark Wiener            *237   0.058  Art Price                  675        0.000
James Smerdon           675    0.0002                                        James Smerdon              675        0.000
James Thomas         253125    0.0637                                        James Thomas            253125        0.032
Robert van Hoef         675    0.0002                                        Robert van Hoef            675        0.000
Windsor Knight         5625    0.0014                                        Windsor Knight            2500        0.000
Jon Yoder            337500    0.0850                                        Jon Yoder               337500        0.043     0.451
                                                                                                                             -----
             Total  3971250    1.0000              Total       4092   1.000  Michael J. Troup       2215747        0.280
                    -------    ------                          ----   -----  Harold Faske            142592        0.018
                                                                             Robert Moody             23765        0.003
                                                                             David Walbert           202004        0.025
                                                                             Simray                  415892        0.053
                                                                             Harry Gelbard           250000        0.032
                                                                             John Kelleter           250000        0.032
                                                                             Performance Finance     297590        0.038
                                                                             Victor Baldescu         250000        0.032
                                                                             Mark Wiener             250000        0.032
                                                                             Capital Formation Tr.    50000        0.006     0.549
                                                                                                                             -----

                                                                                      Total         7921750        1.000
                                                                                                    -------        -----

Footnotes
*The shares so marked were issuable by MPI before the merger as they represent the shareholders' actual interest in MPI based on services performed for MPI before the merger.The MPI certificates were not issued to save the duplicate cost and clerical effort.

**Mr. Troup is the founder of MPI and has been CEO since its inception. His percentage ownership in MPI before the merger and the combined company after the merger has been approved by the Boards of Directors of the respective companies and is indicative of his contribution to the success of the company to date and the importance of his continuing involvement as CEO for the success of the company and its ongoing mission. As above the MPI shares were issuable before the merger but were not issued to save cost and clerical effort.